Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Longwei Petroleum Investment Holding Limited (the “Company”) on Form 10-Q for the three months ending March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Toups, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the three months ending March 31, 2012 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the three months ending March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Longwei Petroleum Investment Holding Limited.

Date: May 10, 2012

By:	/s/ Michael Toups
Michael Toups
Chief Financial Officer (Principal Financial and Accounting Officer)